UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2018

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)
001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on September 17, 2018, effective September 30, 2018, Noel White became President and Chief Executive Officer (“CEO”) of Tyson Foods, Inc. (together with its subsidiaries, the “Company”). In connection with his appointment to CEO, Mr. White entered into an amended and restated employment agreement (the “Employment Agreement”) with the Company on October 4, 2018.

The Employment Agreement provides for, among other things, an annual base salary of $1,150,000, participation in the Company’s annual performance incentive programs on terms and in amounts as determined by the Compensation and Leadership Development Committee (“CLDC”) of the Company’s Board of Directors (the “Board”), eligibility for equity awards under the Company’s equity incentive plans on terms and in amounts as determined by the CLDC, and participation in the Company’s benefit plans. The Employment Agreement also provides that upon a termination by the Company (other than for “cause” or by reason of death or permanent disability) or if Mr. White resigns for “good reason”, the Company will pay Mr. White an amount equal to two years of his base salary and two times his target annual cash bonus, to be paid out over two years, plus continued medical coverage for up to 18 months. Additionally, Mr. White is entitled to personal use of Company-owned aircraft in a manner consistent with the Company’s policy governing aircraft use by executive officers. Current Company policy is to “gross up” for tax purposes any approved personal use of Company-owned aircraft. The Employment Agreement contains a non-competition restriction for a period of 24 months post termination and a 36 month post-termination non-solicitation restriction.

The foregoing description is qualified by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 attached hereto and is incorporated by reference in its entirety into this Item 5.02.

Additionally, the Board appointed Mr. White as a Board member, effective October 4, 2018.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated as of October 4, 2018, entered into between the Company and Noel White

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: October 5, 2018	By:	/s/ Curt T. Calaway

	Name:	Curt T. Calaway
	Title:	Senior Vice President Finance, Treasurer, Controller
and Chief Accounting Officer